GLOBAL AMENDMENT
TO
1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN,
1995 EQUITY INCENTIVE PLAN
AND
2004 EQUITY INCENTIVE PLAN
OF
THE MARCUS CORPORATION

October 4, 2006

        1.        The Marcus Corporation maintains the 1994 Nonemployee Director Stock Option Plan (the “1994 Plan”), the 1995 Equity Incentive Plan, as amended (the “1995 Plan”), and the 2004 Equity Incentive Plan (the “2004 Plan” and, together with the 1994 Plan and 1995 Plan, the “Plans”).

        2.        The 1994 Plan is administered by the Board of Directors of the Company (the “Board”) and the 1995 Plan and 2004 Plan are administered by the Compensation Committee of the Board.

        3.        The Board has the authority to amend the Plans under Section 7.1 of the 1994 Plan, Section 7(a) of 1995 Plan and Section 7(a) of 2004 Plan.

        4.        The Board has amended Section 4.3 of the 1994 Plan, Section 4(b) of the 1995 Plan, and Section 4(b) of the 2004 Plan to read in their entirety as follows:

        “Adjustments.   If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares or other securities; (iii) the Company shall effect any dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board of Directors determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the applicable administrative authority as specified in the Plan (i.e., the Board or the Compensation Committee) necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then in any case above such authority shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, and/or (C) the grant, purchase, or exercise price with respect to any outstanding Award.”

        5.        As a result of the amendment above, the Board has also amended the 1994 Plan to add the following definition into Article 2 thereof:

        “Award” shall have the same meaning as “Option” hereunder.

        6.        The foregoing amendments may be incorporated into amended and restated Plans as determined necessary or appropriate by the Company’s officers.